UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2012

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439

(Address of principal executive offices and zip code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 5.02            DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously reported by Regis Corporation (the “Company”) in a news release issued on November 29, 2012, the Board of Directors of the Company approved on November 28, 2012, the appointment of Steven M. Spiegel, as Executive Vice President and Chief Financial Officer of the Company, effective December 3, 2012.

Mr. Spiegel most recently served as Vice President, Finance and Corporate Controller of Unilever Group (formerly Alberto Culver) from 2010 to May, 2012 and as Vice President Commercial Finance — Americas, Asia Pacific and Africa of Alberto Culver from 2007 to 2010 and Vice President, US Branded Beauty & Global Consolidation of Alberto Culver from 2005 to 2007.

In addition to Mr. Spiegel’s appointment as Executive Vice President and Chief Financial Officer, effective November 28, 2012, the Company has entered into an employment agreement with Mr. Spiegel, the key terms of which are as follows:

•                  Mr. Spiegel’s initial base salary through the period ending June 30, 2013 will be $400,000 annually.  Thereafter Mr. Spiegel’s base salary will be subject to annual review by the Board of Directors for the Company.

•                  Mr. Spiegel will be eligible for an annual incentive award equal to 50% of his then-current base salary for achievement of target performance, with an actual payout that may be less than or greater than 50% of his base salary for actual performance that is less than or greater than target, respectively.  Mr. Spiegel has been guaranteed an award payout equal to 50% of his base salary for the Company’s fiscal year ending June 30, 2013, prorated for the portion of the fiscal year from December 1, 2012 through June 30, 2013.

•                  Mr. Spiegel will be entitled to participate in the Company’s long-term equity incentive program.  For the Company’s fiscal year ending June 30, 2013, he will receive equity awards with a targeted value of $233,000, which consists of 20% restricted stock units, 40% performance share awards and 40% stock appreciation rights, consistent with the Company’s equity compensation program for senior executives.

•                  In addition to his participation in the Company’s long-term equity incentive program, Mr. Spiegel will receive a special equity award upon his commencement of employment which will consist of restricted stock units having a value equal to $400,000 that will vest in full at the end of five years.

•                  Mr. Spiegel will be entitled to severance if he is terminated without cause or if he terminates for good reason.  If Mr. Spiegel is terminated without cause or if he terminates for good reason, he will receive an amount equal to one times his annual base salary plus a prorated portion of any bonus he would have earned for the year of termination (based on actual performance, or, in the case of fiscal 2013, his guaranteed bonus described above), plus 12 months of benefits continuation coverage.  If Mr. Spiegel’s employment is terminated without cause or if he terminates for good reason within 24 months following a change of control, then he will receive an amount equal to two times his annual base salary plus two times the target annual bonus for the year of termination, plus, if such termination is after June 30, 2013 but is prior to payment of his fiscal 2013 guaranteed bonus, such guaranteed bonus, as well as up to 18 months of benefits continuation payments.  The severance payments will be paid over the course of the severance period and will be offset by any compensation Mr. Spiegel receives from other employment during the severance period.  The severance payments are also contingent upon signing and not rescinding a release and complying with certain non-competition and non-solicitation provisions.

•                  Mr. Spiegel will participate in the Company’s other benefit programs generally available to new senior executives of the Company.

•                  The Company will provide certain relocation benefits to Mr. Spiegel, up to a maximum of $75,000.

Also on December 3, 2012, Brent A. Moen will step down as the Company’s Chief Financial Officer and, in order to facilitate a smooth and orderly transition, will continue his employment with the Company through January 4, 2013, at which time he will be entitled to receive severance under the terms of his employment agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER

99	Regis Corporation News Release dated November 29, 2012

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: November 29, 2012	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary

EXHIBIT INDEX

EXHIBIT NUMBER

99	Regis Corporation News Release dated November 29, 2012